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                                                                   EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated July 2, 1999 included in this registration statement and to the incorporation by reference in this registration statement of our report dated February 17, 1999 (except with respect to the matter discussed in Note 2, as to which the date is June 8, 1999) included in the Tenneco Inc. Current Report on Form 8-K dated July 14, 1999, and to all references to our Firm included in this registration statement.





                                           ARTHUR ANDERSEN LLP

Houston, Texas
July 14, 1999